CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 811-09223) of Pioneer Series Trust XIV, and to the incorporation by reference of our report, dated November 29, 2019, on Pioneer Strategic Income Fund
(one of the funds comprising the Pioneer Series Trust XIV) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2019.



		           /s/ Ernst & Young LLP



Boston, Massachusetts
January 22, 2020